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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

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               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT:   MAY 22, 1998
                (DATE OF EARLIEST EVENT REPORTED: MAY 8, 1998)


                        GROUP MAINTENANCE AMERICA CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             TEXAS                 1-13565            76-0535259
        (STATE OR OTHER          (COMMISSION       (I.R.S. EMPLOYER
          JURISDICTION           FILE NUMBER)      IDENTIFICATION NO.)
       OF INCORPORATION)


      8 GREENWAY PLAZA, SUITE 1500
            HOUSTON, TEXAS                          77046
     (ADDRESS OF PRINCIPAL EXECUTIVE              (ZIP CODE)
                 OFFICES)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 860-0100


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On May 8, 1998, Group Maintenance America Corp. (the "Company") completed the acquisitions of Premex, Inc., a Maryland corporation ("Premex"), and Barr Electric Corp., an Illinois corporation ("Barr").

ACQUISITION OF PREMEX

     The Company acquired Premex pursuant to a merger (the "Premex Merger") of Premex with and into Commercial Air Acquisition Corp., a wholly-owned subsidiary of the Company ("CAAC"). The Premex Merger was effected in accordance with the Agreement and Plan of Merger (the "Premex Merger Agreement") dated as of March 31, 1998, among the Company, CAAC, Premex, the shareholders of Premex and Commercial Air Power and Cable, Inc. ("Commercial Air"). A copy of the Premex Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. In the Premex Merger, CAAC was the surviving corporation and changed its name to "Commercial Air Holding Company." The purchase price paid or to be paid by the Company for Premex consists of $6.9 million in cash and .4 million shares of the Company's common stock, par value $.001 per share ("Common Stock").

     Prior to the Premex Merger, the stockholders of Premex were Thomas R. Rosato, Barbara Rosato, Donald Franklin and Kristen Franklin. After the Premex Merger, Messrs. Rosato and Franklin will be employed by the surviving corporation.

     Premex was a holding company whose only subsidiary was Commercial Air, which provides retrofit renovations, replacement equipment installations, service and maintenance for building automation systems, electrical distribution systems, distributed data processing systems, communication networks and complex building mechanical systems. The assets of Commercial Air consist primarily of cash, accounts receivable, inventory, equipment, vehicles and goodwill. The Company expects that Commercial Air will continue to conduct its business in substantially the same manner as conducted before the Premex Merger.

ACQUISITION OF BARR ELECTRIC CORP.

     The Company acquired Barr pursuant to a merger (the "Barr Merger" and, together with the Premex Merger, the "Mergers") of Barr with and into Barr Acquisition Corp., a wholly-owned subsidiary of the Company ("BAC"). The Barr Merger was effected in accordance with the Agreement and Plan of Merger (the "Barr Merger Agreement") dated as of March 27, 1998, among the Company, BAC, Barr, and the shareholders of Barr. A copy of the Barr Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. In the Barr Merger, BAC was the surviving corporation and changed its name to "Barr Electric Corp." The purchase price paid or to be paid by the Company for Barr consists of $5.3 million in cash and .4 million shares of Common Stock.

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     Prior to the Barr Merger, the stockholders of Barr were Michael Steven
Barr, as trustee of the Michael Steven Barr Trust, Terri Louise Barr, as trustee of the Terri Louise Barr Trust, Patricia Ann Barr, as trustee of the Patricia Ann Barr Trust, and Emil Widitz. After the Barr Merger, Messrs. Barr and
Widitz will be employed by the surviving corporation.

     Barr is engaged in the business of providing electrical contracting services for renovation and remodeling for large commercial and industrial customers primarily in the Chicago area. The assets of Barr consist primarily of cash, accounts receivable, inventory, equipment, vehicles and goodwill. The Company expects that Barr will continue to conduct its business in substantially the same manner as conducted before the Barr Merger.

CREDIT AGREEMENT

     The cash portion of the consideration paid by the Company in connection with each Merger was provided pursuant to loans made under a Credit Agreement dated as of December 11, 1998, (the "Credit Agreement") among the Company, certain subsidiaries of the Company, Texas Commerce Bank National Association (now Chase Bank of Texas, National Association), as Agent, Banque Paribas and ABN AMRO Bank, N.V., as Co-Agents, and the banks named therein (the "Lenders"). Under the Credit Agreement, a syndicate of banks agreed to provide up to $75
million of financing to the Company on a secured basis.   A list of the Lenders
is set forth on Exhibit 99 which is incorporated herein by reference.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of businesses acquired.

     Financial statements with respect to Barr Electric Corp. and Premex, Inc. are not included with this report but will be filed by amendment on or before July 22, 1998.

     (b)  Pro forma financial information.

     Pro forma financial statements of the Company reflecting the acquisitions of Barr Electric Corp. and Premex, Inc. are not included with this report but will be filed by amendment on or before July 22, 1998.

     (c)  Exhibits.

     The following exhibits are filed with this report:

2.1 Agreement and Plan of Merger dated as of March 27, 1998 among the Company, Barr Acquisition Corp., Barr Electric Corp. and the shareholders of Barr Electric Corp.

2.2 Agreement and Plan of Merger dated as of March 31, 1998 among the Company, Premex Acquisition Corp., Premex, Inc. and the shareholders of Premex, Inc.

99        List of Lenders under the Credit Agreement.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GROUP MAINTENANCE AMERICA CORP.



                              By: /s/ Randolph W. Bryant
                                 ---------------------------------------
                                          Randolph W. Bryant
                                        Senior Vice President
                                         and General Counsel


Date: May 22, 1998

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                               INDEX OF EXHIBITS


2.1 Agreement and Plan of Merger dated as of March 27, 1998 among the Company, Barr Acquisition Corp., Barr Electric Corp. and the shareholders of Barr Electric Corp.

2.2 Agreement and Plan of Merger dated as of March 31, 1998 among the Company, Premex Acquisition Corp., Premex, Inc. and the shareholders of Premex, Inc.

99        List of Lenders under the Credit Agreement.